UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2019

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The named executive officers of Express, Inc. (the "Company") for 2018 are as follows: David Kornberg, Former President & Chief Executive Officer, Matthew Moellering, Interim CEO and Interim President, Executive Vice President & Chief Operating Officer, Periclis (“Perry”) Pericleous, Senior Vice President, Chief Financial Officer & Treasurer, James (“Jim”) Hilt, Former Executive Vice President & Chief Customer Experience Officer, Colin Campbell, Executive Vice President - Sourcing & Production, and John J. ("Jack") Rafferty, Executive Vice President - Planning and Allocation. As previously reported Mr. Kornberg ceased to serve as Chief Executive Officer and President on January 22, 2019 and his employment with the Company terminated effective February 21, 2019 and Mr. Hilt resigned from his position as Executive Vice President and Chief Customer Experience Officer of the Company effective March 19, 2019.

NEO Compensation Arrangements

On March 19, 2019 (the "Grant Date") the Company granted the following long-term equity and cash-based incentive awards to the named executive officers set forth in the table below. Annual base salaries and seasonal short-term performance-based cash incentive target percentages as a percentage of base salary for such named executive officers did not change.

Named Executive Officer	Time-Based Restricted Stock Units	Performance-Based Cash Award Value
		Threshold	Target	Maximum
Matthew Moellering	151,515	$325,000	$650,000	$1,300,000
Colin Campbell	78,089	$167,500	$335,000	$670,000
John J. ("Jack") Rafferty	78,089	$167,500	$335,000	$670,000
Periclis ("Perry") Pericleous	75,758	$162,500	$325,000	$650,000

One-fourth of the time-based restricted stock units are scheduled to vest on April 15 of each of 2020, 2021, 2022, and 2023, subject to continued employment with the Company.

The percentage of cash-based incentive awards (the "Performance-Based Awards") that vest will be determined based on the Company’s adjusted diluted earnings per share for the three-year period commencing on the first day of the Company’s 2019 fiscal year and ending on the last day of the Company’s 2021 fiscal year, compared to the performance goals established by the Committee. The Performance-Based Awards that are earned based on achievement of the performance goals are scheduled to vest on April 15, 2022, subject to continued employment with the Company. The range of possible payouts for the Performance-Based Awards are set forth in the table above. The percentage of Performance-Based Awards that vest will be determined using straight line interpolation if adjusted diluted earnings per share over the performance period is an amount between the performance goals. No Performance-Based Awards will vest if the sales price reported for the Company's common stock on the last day of the Company's 2021 fiscal year, based on the 90-day moving average stock price prior to such date, is lower than the last sales price reported for the Company’s common stock as of the trading day immediately prior to the Grant Date.

The Performance-Based Awards also include a relative total shareholder return (“TSR”) modifier such that payouts may be increased or decreased pursuant to the table below based on Company TSR performance relative to TSR of the Dow Jones U.S. Retail Apparel Index ("Peer Group") for the three-year period commencing on the first day of the Company’s 2019 fiscal year and ending on the last day of the Company’s 2021 fiscal year.

TSR Percentile Rank vs. Peer Group	TSR Modification to Payout of Performance-Based Awards
</=25th	-20%
Between 25th and 75th	None
>/=75th	+20%

The time-based restricted stock units were granted pursuant to the form of Restricted Stock Unit Agreement, a copy of which is attached to this Current Report as Exhibit 10.1, and is incorporated herein by reference. The Performance-Based Awards were granted pursuant to a form of Other Cash-Based Award Agreement, a copy of which is attached to this Current Report as Exhibit 10.2, and is incorporated herein by reference.

The foregoing time-based restricted stock unit awards and Performance-Based Awards were made pursuant to the Company’s 2018 Incentive Compensation Plan, as amended, which was filed as Exhibit 10.1 to the Registration Statement on Form S-8, filed with the SEC on June 13, 2018 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award Agreement.
10.2	Form of Other Cash Based Award Agreement.
10.3	Express, Inc. 2018 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8, filed with the SEC on June 13, 2018.)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: March 21, 2019	By	/s/ Melinda R. McAfee
Melinda R. McAfee
Senior Vice President, General Counsel & Secretary